UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 8, 2004
(Date of Earliest Event Reported)

OLYMPIC CASCADE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

875 North Michigan Avenue, Suite 1560, Chicago, IL 60611
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 751-8833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 8, 2004, Olympic Cascade Financial Corporation (the "Company") completed a private placement of its units, at a price of $1.60 per unit, consisting of two shares of the Company’s common stock, $.02 par value (the "Common Stock"), and a warrant (the "Warrant") to purchase one (1) share of Common Stock. The Warrant included in each unit entitles the holder to purchase one share of Common Stock at an exercise price of $1.50 per share. The Warrants are exercisable at any time within three (3) years from their issuance. The private placement raised aggregate gross proceeds of $1,000,000, of which $879,500 were previously reported on the Company’s Current Report on Form 8-K dated August 27, 2004. The proceeds were used for working capital purposes, and maintenance of net capital and other regulatory requirements of National Securities Corporation, the Company’s wholly-owned subsidiary. In addition, the Company afforded the investors certain registration rights. The private placement was made to investors meeting the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"). The sales were made in a private placement under Section 4(2) of the Act and/or Rule 506 of Regulation D under the Securities Act, pursuant to the terms of a subscription agreement entered into by the Company and each of the investors.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLYMPIC CASCADE FINANCIAL CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
President and Chief Executive Officer

Dated: September 9, 2004